May 20, 2010

Securities and Exchange Commission
100 F Street N.E.
Washington, D.C. 20549

Re: Global Resource Corporation (Commission File No. 00050944)

Commissioners:

We have read Global Resource Corporation’s statements included under Item 4.01 of its Form 8-K/A filed on May 20, 2010 and we agree with such statements concerning our firm.

Yours Truly,

Rothstein, Kass & Company, P.C.